EXHIBIT 99.1

PRESENTATION

Enterprise Products Partners L.P. ArgusVision 2007 Conference November 13, 2006

Forward Looking Statements This presentation contains forward-looking statements and information that are based on Enterprise’s beliefs and those of its general partner, as well as assumptions made by and information currently available to them. When used in this presentation, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the contemplated transaction and the plans and objectives of Enterprise for future operations, are intended to identify forward-looking statements. Although Enterprise and its general partner believe that such expectations reflected in such forward looking statements are reasonable, neither it nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those Enterprise anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise’s results of operations and financial condition are: Fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces; A reduction in demand for its products by the petrochemical, refining or heating industries; The effects of its debt level on its future financial and operating flexibility; A decline in the volumes of NGLs delivered by its facilities; The failure of its credit risk management efforts to adequately protect it against customer non-payment; Actual construction and development costs could exceed forecasted amounts; Operating cash flows from our capital projects may not be immediate; Terrorist attacks aimed at its facilities; and The failure to successfully integrate its operations with assets or companies, if any, that it may acquire in the future. Enterprise has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures This presentation utilizes the Non-GAAP financial measures of Gross Operating Margin, EBITDA, Distributable Cash Flow and Consolidated EBITDA. In general, we define Gross Operating Margin as operating income before (i) depreciation, amortization and accretion expense; (ii) operating lease expense for which we do not have the payment obligation; (iii) gains and losses on the sale of assets and (iv) general and administrative expenses. We define EBITDA as net income or loss before interest; provision for income taxes; and depreciation, amortization and accretion expense. In general, we define Distributable Cash Flow as net income or loss plus (i) depreciation, amortization and accretion expense; (ii) operating lease expense for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such affiliates; (iv) the subtraction of sustaining capital expenditures; (v) gains and losses on the sale of assets; (vi) cash proceeds from the sale of assets or return of investment from unconsolidated affiliates; (vii) gains or losses on monetization of financial instruments recorded in Accumulated Other Comprehensive Income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM Merger and (ix) the addition of losses or subtraction of gains related to other miscellaneous non-cash amounts affecting net income for the period. Distributable Cash Flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay partners. Distributable Cash Flow is also an important Non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unit holder). The GAAP measure most directly comparable to Distributable Cash Flow is net cash provided by operating activities. This presentation also includes references to credit leverage ratios that utilize Consolidated EBITDA, which is a term defined in the $1.25 billion revolving credit facility of Enterprise Products Operating L.P. These credit ratios are used by certain of our lenders to evaluate our ability to support debt service. The GAAP measure most directly comparable to Consolidated EBITDA is net cash provided by operating activities. Please see Slides 29 through 33 for our calculations of these Non-GAAP financial measures along with the appropriate reconciliations.

Overview Enterprise Products Partners L.P. (“EPD”) is one of the largest publicly traded energy partnerships serving producers and consumers of natural gas, natural gas liquids (NGLs) and crude oil Enterprise value of approximately $17 billion Market capitalization of over $12 billion Ranked 183rd on Fortune 500 list Only integrated North American midstream network that includes natural gas, NGL and crude oil gathering, transportation, processing, fractionation, storage and import / export services

Key Investment Considerations Strategically located assets serving the most prolific supply basins and largest consuming regions of natural gas, NGLs and crude oil in the United States Leading business positions across energy value chain Over 90% gross operating margin from diversified fee-based assets Visible cash flow growth from approximately $2 billion of growth projects expected to be completed within next 12 months 25% GP split cap reduces cash paid to GP, lowers cost of capital and enhances returns to LP’s, compared to MLPs with higher splits (e.g., 50%) Experienced management team with substantial ownership

Management’s Interest Aligned with Limited Partners EPCO has consistently supported growth in EPD Purchased $53 million of new equity in August 2006, and approx. $450 million since IPO Capped GP’s incentive split at 25% for no consideration Contributed half of GTM GP to EPD for no consideration - approx. $460 million in value Value of EPCO’s holdings in EPD and EPE units - approx. $6.8 billion

Premier Midstream Network in Key Regions

Integrated Midstream Energy Services Fees are earned at each link of value chain

Leading Business Positions Across Midstream Energy Value Chain

Diversified Businesses... NGL Pipelines & Services (54%) Natural gas processing plants & related marketing activities NGL fractionation plants NGL pipelines and storage Onshore Natural Gas Pipelines & Services (26%) Natural gas pipelines Natural gas storage facilities Offshore Pipelines & Services (7%) Natural gas pipelines Oil pipelines Platform services Petrochemical Services (13%) Propylene fractionation facilities Butane isomerization facilities Octane enhancement facilities

....Drive Consistent Results Stability and consistency Gross operating margin Distributable cash flow Reflects benefits of Integrated value chain Fee-based businesses Proven ability to deliver stable cash flows in volatile energy environment (e.g. commodity prices, hurricanes) Record gross operating margin of $1.02 billion and EBITDA of $989 million YTD Sept. 2006 YTD Revenue ($10.6 billion) and operating income ($653.7 million) also set new records

Key Assets and Opportunities Visibility to Growth

Gulf of Mexico Assets

Independence Hub Platform & Trail Pipeline EPD’s largest single project Hub (80% Enterprise) / Pipeline (100% Enterprise) Expanded Hub and Pipeline to 1 Bcf/d capacity Three additional discoveries since project was sanctioned Producers: Anadarko, Dominion, Spinnaker, Devon New 134-mile 24” gas pipeline Pipeline installation completed 8/06 Platform installation expected 4Q06 Monthly platform demand revenues of approximately $4.6 million expected to begin in 1Q07 First production expected in mid-2007

Texas Pipeline System 8,222-mile gathering and transportation system with 6.4 Bcf storage YTD 2006 throughput of 3.4 TBtu/d Connected to major supply basins North Texas (Barnett Shale) East Texas (Bossier) South Texas (Wilcox, Vicksburg) Permian Basin Connected to all major Texas Markets Well-positioned for LNG imports Barnett Pipeline Project 178 miles of 30”/36” new intrastate pipeline Interconnect with Boardwalk project near Sherman, Texas - Gulf Crossing Expansion (EPD option to acquire up to 49% of project) Supported by long-term contracts with Devon Energy and strong indications of interest from leading producers Capacity: 1.1 Bcf/d Estimated project cost: $400MM In-service: 4th quarter 2008 Proposed LNG Terminals

Rocky Mountain Assets NGL Pipelines Terminals Fractionation Facility Natural Gas Processing Plant Storage Facility Import / Export Terminal

Jonah Gas Gathering System 580 miles of pipe Volumes increased from 450 MMcf/d in 2001 to 1.2 Bcf/d in 2Q06 Production expected to grow from 1.4 to 3.3 Bcf/d from Jonah / Pinedale fields Volumes supply Pioneer processing plants Joint Venture with TEPPCO Announced August 2006 EPD will earn approximately 20% interest through funding 50% of Phase V expansion EPD to manage expansion and operate Phase V Expansion Increases capacity from 1.5 to 2.4 Bcf/d Lowers field and wellhead pressures Complete in stages by late-2007

New Processing Plants Pioneer Plants Existing Silica Gel Plants Integrated to Jonah Gas Gathering System EPD purchased 300 MMcf/d Plant in 1Q06 Completed expansion to 600 MMcf/d in July 2006 New Cryogenic Plant Supported by long-term processing contracts with EnCana and Ultra 650 MMcf/d, up to 30 MBPD of capacity Completion scheduled for 3Q 2007 Meeker Plants Phase I New plant - 750 MMcf/d, 35 MBPD of capacity Dedicated production from EnCana Completion expected mid-2007 Phase II EnCana exercised option for Meeker Phase II Expansion to 1.4 Bcf/d and 70 MBPD Completion expected by year end 2008

Mid-America Pipeline (MAPL) Phase I Expansion Project MAPL Rocky Mountain pipeline flowed at 90%+ of 225 MBPD capacity in 2005 Obtained long-term (10-20 years) shipper dedication agreements Phase I expansion increases capacity by 50 MBPD of mixed NGLs Expected completion in phases -30 MBPD in October 2006 -50 MBPD by end of 2007

Hobbs Fractionator EPD-controlled NGL fractionation volumes consistently exceeded EPD’s fractionation capacity in Mont Belvieu in 2005 requiring offloads to 3rd parties Building 75 MBPD Hobbs fractionator located on the interconnect of the MAPL and Seminole pipelines Supplied by growing Rocky Mountain NGL production including up to 100 MBPD from Meeker and Pioneer plants Provides flexibility to deliver NGL purity products to Mont Belvieu, Conway, local or Mexico markets Expected completion mid-2007

Major Organic Growth Projects Expected Start Dates and Cumulative Investment

Financial Overview

Strong Financial Position at September 30, 2006

History of Financial Discipline Managing Distributable Cash Flow Significant Distributable Cash Flow Reinvested in Partnership

Realizing Benefits of Eliminating GP’s 50% Splits “Landmark” action by EPCO in December 2002 to eliminate EPD GP’s 50% IDR for no consideration is providing significant benefits to investors 3rd Qtr 2006 savings of $20 million 30% of DCF retained in partnership since GTM merger is attributable to elimination of 50% IDR Enhances EPD’s financial flexibility by retaining cash to fund growth, increase distributions and retire debt Results in lower long-term cost of capital and greater cash accretion from new investments

Proven Growth, Superior Returns

10 Largest Energy Partnerships Ranked by Enterprise Value Ranked by Average Daily Trading Volume

Key Takeaways Active development of midstream infrastructure in high growth supply basins Access to growing markets for natural gas, NGLs and crude oil Leverage value chain to generate higher returns on project investments and attract/retain customers Strong balance sheet and low cost of capital to execute growth plans Visibility to growth through integrated organic projects and disciplined investment strategy

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Non-GAAP Reconciliations